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                                                                   Exhibit 99.10

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our reports dated August 6, 2004 in the Registration Statements of UBS RMA Money Market Portfolio and UBS RMA U.S. Government Portfolio (two of the Funds comprising UBS RMA Money Fund Inc.) (Form N1-A No. 811-03503), UBS RMA Tax-Free Fund Inc. (Form N-1A No. 811-03504), UBS RMA California Municipal Money Fund and UBS RMA New York Municipal Money Fund (the two Funds comprising UBS Managed Municipal Trust (Form N-1A No. 811-03946), and UBS New Jersey Municipal Money Fund (the sole Fund comprising UBS Municipal Money Market Series) (Form N-1A No. 811-06173).

                                                    /s/ Ernst & Young LLP
                                                        ERNST & YOUNG LLP

New York, New York
August 25, 2004